UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

MOTIVATING THE MASSES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187554	88-0410660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Palomar Airport Road, Suite 300 Carlsbad, California	92011
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (760) 931-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2014, the Registrant entered into a Contracted Services Agreement with The Steve Harvey Companies (“TSHC”) which was effective March 8, 2014 (the “CSA”). The CSA is attached hereto as Exhibit 10.1 and the reader is referred to the CSA for a full description of the terms thereof. Pursuant to the CSA we are participating in six conferences with TSHC in various U.S. locations through August 2014 and are participating in the development of additional programs to leverage books and other products marketed by TSHC. We have already been engaged with TSHC and management believes that this relationship has the potential for significant future revenue for the Registrant. The CSA requires TSHC to pay us a $250,000 on a payment plan payable as follows, 3/8/14 $50,000, 5/1/14 $50,000, 7/1/14 $50,000, 8/1/14 $50,000, 9/3/14 $50,000, $50,000 form the March payment has already been received, to cover our substantial development commitment under the CSA and provides for a 30% allocation of revenue from the developed products to us. The CSA also provides that TSHC will be responsible for our management’s travel costs for our services to TSHC. Even if we are successful in developing our programs with TSHC’s, management does not anticipate that we will realize significant additional revenue from the CSA until late 3rd quarter 2014.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description	Location
10.1	CSA	Filed herein /s/Lisa Nichols, /s/Gerald Washington

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVATING THE MASSES, INC.

By: /s/ Lisa Nichols

Lisa Nichols, Chief Executive Officer

Date: April 30, 2014

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